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                                                                    EXHIBIT 4.25


                                                                 Draft of 4/4/94


                    [FORM OF FACE OF SUBORDINATED DEBENTURE]

[If the Security is to be a Book-Entry Debt Security, insert -- This Security is a Book-Entry Debt Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depository or a nominee of a Depository. This Security is exchangeable for Securities registered in the name of a person other than the Depository or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Security (other than a transfer of this Security as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository) may be registered except in such limited circumstances.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]


                              ENSERCH CORPORATION

                          ___% Subordinated Debentures



No. ________                                             $ __________
CUSIP No. ________

     ENSERCH Corporation, a corporation duly organized and existing under the laws of the State of Texas (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to___________________________________________,
or registered assigns, the principal sum of ___________________________________ on _______________________________________________ and to pay interest thereon from _________ or from the most recent Interest Payment Date to which interest has been paid or duly provided for, on the last day of each calendar month of each year (each an "Interest Payment Date") commencing _____________, at the rate of ___% per annum, until the principal hereof is paid or made available for payment and (to the extent that the payment of such interest shall be legally enforceable) at the rate of ____% per annum on any overdue principal and on any overdue installment of interest. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Security is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. A "Business Day" shall mean any day other than a day on which banking institutions in The City of New York are authorized or required by law to close. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is
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registered at the close of business on the Regular Record Date for such Interest
Payment Date, which shall be the Business Day next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

     Notwithstanding anything contained herein to the contrary, the Company shall have the right at any time during the term of this Security, so long as the Company is not in default in the payment of interest on this Security, to extend the interest payment period on this Security to up to 60 months, at the end of which period the Company shall pay all interest then accrued and unpaid (compounded monthly to the extent permitted by applicable law); provided that, during any such extended interest payment period, neither the Company, nor any majority-owned subsidiary of the Company, shall declare or pay any dividends on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or make any guarantee payments with respect to the foregoing (other than dividends or guarantee payments to ENSERCH or a wholly owned subsidiary of ENSERCH). Prior to the termination of any such extended interest payment period, the Company may further extend the interest payment period; provided that such extended interest payment period together with all such further extensions thereof may not exceed 60 months. The Company shall give the holders of this Security notice of its selection of such extended interest payment period ten Business Days prior to the earlier of (i) the Interest Payment Date or (ii) the date the Company is required to give notice of the record or payment date of such related interest payment to the New York Stock Exchange or other applicable self-regulatory organization or to holders of this Security, but in any event not less than two Business Days prior to such Regular Record Date.

     The Company agrees that neither it nor any of its majority-owned subsidiaries shall declare or pay any dividend on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, or make any guarantee payments with respect to the foregoing (other than dividends or guarantee payments to ENSERCH or a wholly owned subsidiary of ENSERCH) if at such time there shall have occurred an event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default under the Indenture.

     Payment of the principal of and any such interest on this Security will be made at the office or agency of the Company maintained for that purpose in ________, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, provided, however, that at the option of the Company payment of interest may be
- --------  -------
made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

                                          ENSERCH CORPORATION


                                          By_____________________________


                                          By_____________________________


[CORPORATE SEAL]



     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


                                          THE FIRST NATIONAL BANK OF
                                             CHICAGO, as Trustee



                                          By_________________________________
                                                    Authorized Officer

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                  [FORM OF REVERSE OF SUBORDINATED DEBENTURE]


          This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under a Subordinated Indenture, dated as of _________________ (herein called the "Indenture"), between the Company and The First National Bank of Chicago, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the holders of Senior Indebtedness and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $________.

          The indebtedness evidenced by this Security is to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

          The Securities of this series are subject to redemption upon not less than 30 days' notice by mail, at any time on or after April 30, 1999, as a whole or in part, at the election of the Company, at 100% of the principal amount, together with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

          In the event of redemption of this Security in part only, a new Security or Securities of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

          If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

          The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of this Security and (b) certain restrictive covenants, in each case upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of at least a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium and interest, if any, on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

          As provided in the Indenture and subject to certain limitations [herein and] therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and premium and interest, if any, on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          [The Securities of this series are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof.] [This global Book-Entry Security is exchangeable for Securities in definitive form only under certain limited circumstances set forth in the Indenture. Securities of this series so issued are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof.] As provided in the Indenture and subject to certain limitations [herein and] therein set forth, Securities of this series [so issued] are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                              --------------------

                                 ABBREVIATIONS

          The following abbreviations, when used in the inscription on the face of the within Security, shall be construed as though they were written out in full according to applicable laws or regulations.


 TEN COM - as tenants in common            UNIF GIFT MIN ACT - ...Custodian.....
 TEN ENT - as tenants by the entireties                       (Cust)     (Minor)
 JT TEN  - as joint tenants with right of   under Uniform Gifts to Minors Act
           survivorship and not as tenants  ....................................
           in common                                            (State)

    Additional abbreviations may also be used though not in the above list.

                              --------------------

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
  IDENTIFYING NUMBER OF ASSIGNEE



- --------------------------------------------------------------------------------
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
the within Security of ENSERCH CORPORATION and hereby does irrevocably constitute and appoint

- --------------------------------------------------------------------------------
Attorney to transfer the said Security on the books of the within-named Corporation, with full power of substitution in the premises.

Dated:                                      ------------------------------------

Signature Guaranteed by: